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As filed with the Securities and Exchange Commission on May 6, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINETIC CONCEPTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	74-1891727 (I.R.S. Employer Identification No.)
8023 Vantage Drive San Antonio, TX 78230 (Address, Including Zip Code, of Registrant's Principal Executive Offices)

Kinetic Concepts, Inc. Management Equity Plan Kinetic Concepts, Inc. 2003 Non-Employee Directors Stock Plan (Full Title of the Plan)

Dennis E. Noll
Senior Vice President, General Counsel & Secretary
Kinetic Concepts, Inc.
8023 Vantage Drive
San Antonio, TX 78230
(210) 524-9000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Kenton J. King Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (650) 470-4500	William J. McDonough Cox & Smith Incorporated 112 East Pecan Street San Antonio, Texas 78205 (210) 554-5268

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Kinetic Concepts, Inc. Management Equity Plan Common Stock, $0.001 par value	10,667,734	$48.68	$519,305,291	$—

Kinetic Concepts, Inc. 2003 Non-Employee Directors Stock Plan Common Stock, $0.001 par value	349,884	$48.68	$17,032,353	$—

TOTAL	11,017,618	$48.68	$536,337,644.24	$67,953.98

(1)
This registration statement shall also cover any additional shares of Common Stock which may become issuable under the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices for a share of Common Stock of the registrant as reported on the New York Stock Exchange on April 30, 2004.

        This registration statement on Form S-8 (this "Registration Statement") shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended (the "Securities Act").

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Kinetic Concepts, Inc. ("KCI" or the "Registrant"):

  1.
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 29, 2004.

  2.
  The Registrant's Current Reports on Form 8-K, filed with the Commission on February 2, 2004, February 24, 2004, February 26, 2004, February 27, 2004 and March 11, 2004.

  3.
  The description of the Registrant's common stock set forth in its registration statement on Form 8-A, filed with the Commission on February 18, 2004.

        All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Texas Law, KCI's articles of incorporation and its by-laws contain provisions for indemnification of KCI's directors and officers.

        Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides generally that a person sued as a director, officer, employee or agent of a corporation, or while serving at the request of the corporation as a director, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the corporation against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and it is reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's best interests (and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful). The TBCA provides that a corporation may advance expenses incurred by an officer or director in defending a suit or other similar proceeding. A Texas corporation is also permitted to indemnify and advance expenses to officers, employees and agents who are not directors to such extent as may be provided by its articles of incorporation, by-laws, action of board of directors, a contract, or required by common law. Indemnification of a person found liable to the corporation or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

        Article 2.02-1 of the TBCA also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee agent or similar functionary of another entity or enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.

        Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, or TMCLA, provides that a corporation's articles of incorporation may limit or eliminate the director's liability for monetary damages to the corporation or its shareholders for an act or omission in the director's capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.

        Similarly, Article Eight of KCI's articles of incorporation states that, to the extent permitted by the TBCA and/or the TMCLA, as each is currently in effect or as each may be hereinafter modified, a director of KCI shall not be personally liable to KCI or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for (a) a breach of the director's duty of loyalty to KCI or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the director to KCI or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (d) an act or omission for which the liability for the director is expressly provided for by statute.

        Article Twelve of KCI's articles of incorporation states that KCI shall indemnify its directors to the fullest extent provided by the TBCA.

        Article VIII, Section 2 of KCI's by-laws provides that, subject to certain conditions, KCI shall indemnify a director who acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, KCI's best interests, and in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification would cover expenses reasonably incurred, including attorneys' fees, judgments, fines and amounts paid in settlement.

        Article VIII, Section 10 of KCI's by-laws provides that KCI will advance expenses to a present director after KCI receives a written affirmation by such director of a good faith belief that the standard of conduct necessary for indemnification under the by-laws has been met and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that the director has not met that standard or if it is ultimately determined that indemnification of the director against such expenses is otherwise prohibited by the by-laws. In addition, KCI may indemnify and advance expenses to a former director or officer, or a present or former employee or agent of KCI on any terms the board of directors considers appropriate.

        Article VIII, Section 16 of KCI's by-laws provides that KCI's board of directors may cause KCI to purchase and maintain insurance on behalf of any present or past director, officer, employee or agent

(including any such person who is serving, at KCI's request, in a similar or related capacity for another entity), insuring against any liability asserted against such person incurred in the capacity of such position or arising out of such status, regardless of whether KCI would have the power to indemnify such person.

        KCI will indemnify Fremont Partners, L.P. ("Fremont Partners") and Blum Capital Partners L.P. ("Blum Capital Partners"), and their respective directors, members, officers, employees, agents, representatives and affiliates, and James R. Leininger, M.D. and his employees, agents, representatives and affiliates, for losses, damages, costs or expenses which they may suffer arising out of their performance of services under the Management Services Agreement entered into in November 1997 by and among Fremont Partners, Dr. Leininger, Blum Capital Partners and KCI, as amended; provided that they will not be indemnified for losses resulting primarily from their gross negligence or willful misconduct. Fremont Partners, Dr. Leininger, Blum Capital Partners are shareholders and may be deemed affiliates of KCI.

        KCI maintains directors' and officers' liability insurance and intends to continue to maintain this insurance in the future.

        In addition, KCI has entered into an indemnity agreement with each of KCI's directors and executive officers pursuant to which KCI agrees to indemnify each director and executive officer who is, or is threatened to be made, a party to any proceeding because the person is or was one of KCI's directors, officers or agents, to the fullest extent permitted by Texas law from and against any expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Item 7. Exemption From Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit No.	Description
4.1*	Kinetic Concepts, Inc. Management Equity Plan. (Incorporated by reference to Exhibit 10.33 to KCI's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998).
4.2*
Kinetic Concepts, Inc. 2003 Non-Employee Directors Stock Plan. (Incorporated by reference to Exhibit 10.1 to KCI's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on July 22, 2003).
4.3*	Restated Articles of Incorporation (with Amendments) of KCI. (Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to KCI's Registration Statement on Form S-1, filed on February 2, 2004).
4.4*	Amended and Restated Articles of Incorporation of KCI. (Incorporated by reference to Exhibit 3.5 to Amendment No. 1 to KCI's Registration Statement on Form S-1, filed on February 2, 2004).
4.5*	Third Amended and Restated By laws of KCI. (Incorporated by reference to Exhibit 3.6 to Amendment No. 1 to KCI's Registration Statement on Form S-1, filed on February 2, 2004).
5.1	Opinion of Cox & Smith Incorporated.
23.1	Consent of Cox & Smith Incorporated (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent accountants of KCI.
24.1	Power of Attorney (included on Signature page hereto).

*
Not filed herewith; previously filed as noted.

Item 9. Undertakings

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 6th day of May, 2004.

KINETIC CONCEPTS, INC.
By:	/s/ ROBERT JAUNICH II Robert Jaunich II Chairman of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis E. Noll and Martin J. Landon, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ ROBERT JAUNICH II ROBERT JAUNICH II	Chairman of the Board of Directors	May 6, 2004
/s/ DENNERT O. WARE DENNERT O. WARE	Director, President and Chief Executive Officer (Principal Executive Officer)	May 6, 2004
/s/ MARTIN J. LANDON MARTIN J. LANDON	Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 6, 2004
/s/ JAMES R. LEININGER, M.D. JAMES R. LEININGER, M.D.	Director, Chairman Emeritus	May 6, 2004
/s/ JOHN P. BYRNES JOHN P. BYRNES	Director	May 6, 2004

/s/ RONALD W. DOLLENS RONALD W. DOLLENS	Director	May 6, 2004
/s/ JAMES T. FARRELL JAMES T. FARRELL	Director	May 6, 2004
/s/ HARRY R. JACOBSON HARRY R. JACOBSON	Director	May 6, 2004
/s/ N. COLIN LIND N. COLIN LIND	Director	May 6, 2004
/s/ DAVID J. SIMPSON DAVID J. SIMPSON	Director	May 6, 2004
C. THOMAS SMITH	Director
/s/ DONALD E. STEEN DONALD E. STEEN	Director	May 6, 2004

Exhibit Index

Exhibit No.	Description
4.1*	Kinetic Concepts, Inc. Management Equity Plan. (Incorporated by reference to Exhibit 10.33 to KCI's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998).
4.2*
Kinetic Concepts, Inc. 2003 Non-Employee Directors Stock Plan. (Incorporated by reference to Exhibit 10.1 to KCI's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on July 22, 2003).
4.3*	Restated Articles of Incorporation (with Amendments) of KCI. (Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to KCI's Registration Statement on Form S-1, filed on February 2, 2004).
4.4*	Amended and Restated Articles of Incorporation of KCI. (Incorporated by reference to Exhibit 3.5 to Amendment No. 1 to KCI's Registration Statement on Form S-1, filed on February 2, 2004).
4.5*	Third Amended and Restated By laws of KCI. (Incorporated by reference to Exhibit 3.6 to Amendment No. 1 to KCI's Registration Statement on Form S-1, filed on February 2, 2004).
5.1	Opinion of Cox & Smith Incorporated.
23.1	Consent of Cox & Smith Incorporated (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent accountants of KCI.
24.1	Power of Attorney (included on signature page hereto).

*
Not filed herewith; previously filed as noted.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
Exhibit Index